Exhibit 4.8

MARTIN MARIETTA MATERIALS, INC.,

as Issuer

Regions Bank, as Trustee

FORM OF INDENTURE

Dated as of [●]

SUBORDINATED DEBT SECURITIES

Trust Indenture Act Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.3; 7.10
311(a)	7.11
(b)	7.11
312(a)	2.6
(b)	11.3
(c)	11.3
313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6; 7.7
(c)	7.6; 11.2
(d)	7.6
314(a)	4.2; 4.3
(b)	N.A
(c)(1)	11.4
(c)(2)	11.4
(c)(3)	N.A.
(d)	N.A.
(e)	11.5
(f)	N.A
315(a)	7.1
(b)	7.5; 11.2
(c)	7.1
(d)	7.1
(e)	6.11
316(a)(last sentence)	2.11
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	11.15
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4; 2.5
318(a)	11.1
(b)	N.A.
(c)	N.A.

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

i

Exhibit A – Form of Security

Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE dated as of [●], between MARTIN MARIETTA MATERIALS, INC., a North Carolina corporation (the “Corporation”), and Regions Bank (the “Trustee”).

Each party agrees as follows for the benefit of the other party and, as to each Series of Securities, for the equal and ratable benefit of the Holders of that Series of the Corporation’s Securities issued pursuant to this Indenture:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

“Affiliate” of any Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Agent” means any Registrar, Calculation Agent, Paying Agent or co-registrar.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors, or the Executive Committee or the Finance Committee or any other duly authorized committee of the Board of Directors, of the Corporation.

“Board Resolution” means a resolution of the Board of Directors or of a committee or person to which or to whom the Board of Directors has properly delegated the appropriate authority.

“Business Day” means each day which is not a Legal Holiday.

“Calculation Agent” means, with respect to any Series of Securities accruing interest on a variable rate basis, the Person appointed by the Corporation to calculate the floating rate(s) of interest in relation to such Series of Securities.

“Corporation” means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Debt” means any debt for borrowed money which would appear, in conformity with U.S. generally accepted accounting principles, on the balance sheet as a liability or any guarantee of such a debt and includes purchase money obligations. A Debt shall be counted only once even if the Corporation and one or more of its Subsidiaries may be responsible for the obligation.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, DTC or such other party as may be designated as Depositary by the Corporation pursuant to Section 2.3, until a successor Depositary shall have become such pursuant to the applicable provisions hereof, and thereafter “Depositary” shall mean or include each party who is then a Depositary hereunder, and if at any time there is more than one such party, “Depositary” as used in respect of the Securities on any such Series shall mean the Depositary with respect to the Securities of that Series.

“Discounted Security” means any Security which provides for an amount (excluding any amounts attributable to accrued but unpaid interest) less than its principal amount to be due and payable upon a declaration of acceleration of the maturity of the Security pursuant to Section 6.2.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

“Foreign Currency” means a currency issued by the government of any country other than the United States of America.

“Global Security” means a Security evidencing all or a part of a Series of Securities, issued to the Depositary for such Series in accordance with Section 2.1, and bearing the legend prescribed in Section 2.1.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time (including by way of supplemental indentures hereto).

“Interest Payment Date” means the date specified in a Security as the date on which an installment of interest is due and payable with respect to such Security.

“Issue Date” means, as to any Series of a Securities, the date on which such Securities are originally issued under this Indenture.

“Lien” means any mortgage, pledge, security interest or lien.

“Market Exchange Rate” for any currency means, as appropriate, the noon U.S. dollar buying rate or selling rate for that currency for cable transfers quoted in the City of New York on the applicable date as certified for customs purposes by the Federal Reserve Bank of New York. If for any reason such rates are not available for one or more currencies for which a Market Exchange Rate is required, the Trustee or Paying Agent, as applicable, relating to such Series shall use: (i) the quotation of the Federal Reserve Bank of New York as of the most recent available date, (ii) quotations from one or more major banks in the City of New York or in the country of issue of the currency in question, or (iii) such other quotations as the Trustee shall deem appropriate. Unless otherwise specified by the Trustee or Paying Agent, as applicable, relating to such Series, if there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used is that in which a nonresident issuer of securities designated in that currency would purchase that currency in order to make payments on those securities. All decisions and determinations of the Trustee or Paying Agent, as applicable, relating to such Series regarding the Market Exchange Rate shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Corporation and all holders.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Corporation.

“Officers’ Certificate” means the certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Corporation.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Corporation or any Subsidiary of the Corporation.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Prospectus” means, with respect to any Series of Securities, the prospectus and any prospectus supplement thereto related to the initial offering of such Series of Securities.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

“redemption price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“SEC” means the Securities and Exchange Commission.

“Securities” means the securities issued pursuant to this Indenture from time to time, as such securities may be amended or supplemented from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means the principal of, premium, if any, unpaid interest and all fees and other amounts payable in connection with the following, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, (x) the Debt of the Corporation, for money borrowed other than (a) any Debt of the Corporation which when incurred and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, was without recourse to the Corporation, (b) any Debt of the Corporation to any of its Subsidiaries, (c) Debt to any employee of the Corporation, (d) any liability for taxes and (e) Trade Payables, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding provides that such Debt is not senior or prior in right of payment to the Securities, (y) all obligations of the Corporation under interest rate, currency and commodity swaps, caps, floors, collars, hedge arrangements, forward contracts or similar agreements or arrangements and (z) renewals, extensions, modifications and refundings of any such Debt. This definition may be modified or superseded by a supplemental indenture.

“Series” when used with respect to the Securities means all Securities bearing the same title and authorized by the same Board Resolution or indenture supplemental hereto.

“Subsidiary” means an entity a majority of the Voting Stock of which is owned by the Corporation and/or one or more other entities a majority of the Voting Stock of which is owned by the Corporation.

“TIA” means the Trust Indenture Act of 1939, as in effect (unless otherwise stated herein) on the date of this Indenture.

“Trade Payables” means accounts payable or any other Debt or monetary obligations to trade creditors created or assumed by the Corporation or any Subsidiary of the Corporation in the ordinary course of business in connection with the receipt of materials or services.

“Trustee” means the party named as such in this Indenture until a successor replaces it and thereafter means the successor. The term “Trustee” includes any additional Trustee appointed pursuant to Section 2.3 or Section 7.8 but, if at any time there is more than one Trustee, the term “Trustee” as used with respect to Securities of any Series shall mean the Trustee with respect to Securities of that Series.

“United States” means the United States of America. The Commonwealth of Puerto Rico, the Virgin Islands and other territories and possessions are not part of the United States.

“U.S. Government Obligations” means the following obligations:

(1) direct obligations of the United States (for the payment of which its full faith and credit is pledged); or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.

“Voting Stock” of any specified “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock or other ownership interests of such Person that is at the time entitled to vote generally in the election of the board of directors (or members of a comparable governing body) of such Person.

Section 1.2. Other Definitions.

Defined in

Term	Section
“Agent Members”	2.7
“covenant defeasance”	8.3
“defeasance”	8.2
“Event of Default”	6.1
“foreign paying agent”	2.14
“Judgment Date”	11.12
“Legal Holiday”	11.7
“Paying Agent”	2.4
“Registrar”	2.4
“Substitute Date”	11.12

Section 1.3. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Securities means the Corporation and any other obligor on the Securities.

All other TIA terms used in this Indenture but not defined herein that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

Section 1.4. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time unless a different time is established in the applicable Series of Securities;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural, and in the plural include the singular; and

(6) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine gender.

ARTICLE 2

THE SECURITIES

Section 2.1. Form and Dating. The Securities shall be issued substantially in the form or forms (including global form) of Exhibit A hereto or in such other form or forms as shall be established by or pursuant to a Board Resolution or Resolutions or any indenture supplemental hereto, in each case with such appropriate insertions, omissions, substitutions or other variations as are required or permitted by this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. Unless otherwise specified in a Board Resolution or Resolutions or supplemental indenture establishing the terms of the Securities, the Securities shall initially be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Notwithstanding the foregoing, if any Security of a Series is issuable in the form of a Global Security or securities, each such Global Security may provide that it shall represent the aggregate amount of Securities outstanding under the Series from time to time endorsed thereon and also may provide that the aggregate amount of Securities outstanding under the Series represented thereby may from time to time be reduced or increased. Any endorsement of a Global Security to reflect the amount of Securities outstanding under the Series represented thereby shall be made by the Trustee in accordance with the instructions of the Corporation and in such manner as shall be specified on such Global Security. Any instructions by the Corporation with respect to a Global Security, after its initial issuance, shall be in writing but need not comply with Section 11.4.

Before the first delivery of a Security of any Series to the Trustee for authentication, the Corporation shall deliver to the Trustee the following:

(1) the Board Resolution by or pursuant to which the forms and terms of the Security have been approved;

(2) an Officers’ Certificate of the Corporation dated the date of delivery stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities in that Series have been complied with and directing the Trustee to authenticate and deliver the Securities to or upon written order of the Corporation; and

(3) an Opinion of Counsel stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities of that Series have been complied with, subject to such qualifications as such counsel shall conclude are customarily included in similar opinions by lawyers experienced in such matters.

Notwithstanding the foregoing, if the Corporation shall establish pursuant to Section 2.3 that the Securities of a Series are to be issued in whole or in part in the form of one or more Global Securities, then the Corporation shall execute and the Trustee shall, in accordance with this Section 2.1, Section 2.2 and the authentication order of the Corporation with respect to such Series, authenticate and deliver one or more Global Securities in temporary or permanent form that shall (a) represent and be denominated in an aggregate amount equal to the aggregate principal amount of the Securities of such Series to be represented by one or more Global Securities, (b) be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary, (c) be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction, and (d) bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor Depositary or a nominee of any successor Depositary.”

Section 2.2. Execution and Authentication. Two Officers shall sign the Securities for the Corporation by manual or facsimile signature. Securities shall be dated the date of their authentication.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Notwithstanding the provisions of Section 2.3 and of the preceding paragraphs, if all Securities of a Series are not to be originally issued at one time (including, for example, a Series constituting a medium-term note program), it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 2.1 or the Opinion of Counsel otherwise required pursuant to such preceding paragraphs at or prior to the time of authentication of each Security of such Series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such Series. In such case the Trustee may conclusively rely on the foregoing documents and opinions delivered pursuant to Section 2.1 and Section 2.3, and this Section 2.2, as applicable (unless revoked by superseding comparable documents or opinions), as to the matters set forth therein.

Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Corporation, and the Corporation shall deliver such Security to the Trustee for cancellation as provided in Section 2.12 together with a written statement (which need not comply with Section 2.1 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Corporation, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

If any Security of a Series shall be represented by a Global Security, then, for purposes of this Section 2.2 and Section 2.11, the notation of the record owners’ interest therein upon original issuance of such Security shall be deemed to be delivery in connection with the original issuance of each beneficial owner’s interest in such Global Security.

The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the Series designated herein and referred to in the within-mentioned Indenture.

Date:	[ ], as Trustee

By:
Authorized Officer

If at any time there shall be an authenticating agent appointed with respect to any Series of Securities, then the Trustee’s certificate of authentication to be borne by the Securities of each such Series shall be substantially as follows:

This is one of the Securities referred to in the within-mentioned Indenture.

[ ], as Trustee

By:
as Authenticating Agent

By:
Authorized Officer

The Trustee may appoint an authenticating agent acceptable to the Corporation to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Corporation.

Section 2.3. Title, Amount and Terms of Securities. The principal amount of Securities that may be authenticated and delivered and outstanding under this Indenture is not limited. The Securities may be issued in a total principal amount up to that authorized from time to time by or pursuant to relevant Board Resolutions or established in one or more indentures supplemental hereto.

The Securities may be issued in one or more Series, each of which shall be issued pursuant to a Board Resolution or Resolutions of the Corporation, or established in one or more indentures supplemental hereto, which shall specify:

(1) the title of the Securities of that Series (which shall distinguish the Securities of that Series from Securities of all other Series);

(2) any limit on the aggregate principal amount of the Securities of that Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration or transfer of, in exchange for or in lieu of other Securities of that Series pursuant to Section 2.7, 2.8 or 3.7);

(3) the date or dates (or manner of determining the same) on which the principal of the Securities of that Series is payable;

(4) the rate or rates, or the method to be used in ascertaining the rate or rates (which may be fixed or variable), at which the Securities of that Series shall bear interest (if any), the basis upon which interest shall be calculated if other than that of a 360-day year of 12 30-day months, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record date for the interest payable on any Interest Payment Date;

(5) if the trustee, paying agent or registrar of that Series is other than the Trustee initially named in this Indenture or any successor thereto, the trustee, paying agent or registrar of that Series;

(6) the place or places where the principal of and interest, if any, on Securities of that Series shall be payable;

(7) the period or periods within which, the price or prices at which and the terms and conditions on which Securities of that Series may be redeemed, in whole or in part, at the option of the Corporation;

(8) the obligation, if any, of the Corporation to redeem or purchase Securities of that Series pursuant to any sinking fund or analogous provisions or at the option of Holders of Securities of that Series, and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of that Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if denominated in U.S. dollars, and in denominations other than minimum denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which Securities of that Series shall be issuable;

(10) if denominated in a Foreign Currency, the currency or currencies, including composite currencies, in which the Securities of that Series are denominated, and the denominations in which Securities of that Series shall be issuable;

(11) if other than the currency in which the Securities of that Series are denominated, the currency or currencies, including composite currencies, in which payment of the principal of and interest, if any, on Securities of that Series shall be payable;

(12) if the amount of payments of the principal of and interest, if any, on the Securities of that Series may be determined with reference to an index based on a currency or currencies other than that in which the Securities of that Series are denominated or if payment of interest is variable, the manner in which such amounts shall be determined and the Calculation Agent, if any, who shall be appointed and authorized to calculate such amounts;

(13) if other than the full principal amount, the portion, or the manner of calculation of such portion, of the principal amount of Securities of that Series which shall be payable upon a declaration of acceleration of the maturity pursuant to Section 6.2;

(14) if convertible into Securities of another Series, or shares of capital stock of the Corporation, the terms upon which the Securities of that Series will be convertible into Securities of such other Series or shares of capital stock of the Corporation;

(15) the right, if any, of the Corporation to redeem all or any part of the Securities of that Series before maturity and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of that Series may be redeemed;

(16) if other than or in addition to the subordination provisions in Article 10, the terms of subordination with respect to the Securities of that Series;

(17) the provisions, if any, restricting defeasance or discharge of the Securities of that Series;

(18) if other than or in addition to the events specified in Section 6.1, events of default with respect to the Securities of that Series;

(19) if the Securities of that Series are to be issued in whole or in part in the form of one or more Global Securities, the Depositary for such Global Security or Global Securities if other than DTC and whether beneficial owners of interests in any such Global Securities may exchange such interests for other Securities of such Series in the manner provided in Section 2.7, and the manner and the circumstances under which and the place or places where any such exchanges may occur if other than in the manner provided in Section 2.7, and any other terms of the Series relating to the global nature of the Securities of such Series and the exchange, registration or transfer thereof and the payment of any principal thereof or interest, if any, thereon;

(20) any covenants or other restrictions on the Corporation’s operations;

(21) conditions to any merger or consolidation;

(22) any other terms of or relating to the Securities of that Series; and

(23) the form of any notice to be delivered to the Trustee with respect to any such Security.

All Securities of any particular Series shall be identical as to currency of denomination and otherwise shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the relevant Board Resolution or Resolutions or indentures supplemental hereto. All Securities of any particular Series need not be issued at the same time and, unless otherwise provided, a Series may be reopened, without the consent of the Holders, for issuances of additional Securities of that Series, unless otherwise specified in the relevant Board Resolution or Resolutions or one or more indentures supplemental hereto.

The Trustee need not authenticate the Securities in any Series if their terms impose on the Trustee duties in addition to those imposed on the Trustee by this Indenture. If the Trustee does authenticate any such Securities, the authentication will evidence the Trustee’s agreement to comply with any such additional duties.

Each Depositary for a Global Security in registered form shall, if required, at the time of its designation and at all times while it serves as a Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

Section 2.4. Registrar, Paying Agent and Calculation Agent. The Corporation shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Corporation may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Corporation may change any Paying Agent, Registrar or Calculation Agent without notice to any Holder. There may be separate Registrars, Paying Agents and Calculation Agents for different Series of Securities. The Corporation shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Calculation Agent or co-registrar not a party to this Indenture. The agreements shall implement the provisions of this Indenture that relate to such Agent. The Corporation shall notify the Trustee of the name and address of any such Agent. If the Corporation fails to maintain a Registrar, Paying Agent or Calculation Agent, the Trustee shall act as such.

Any Agent under this Indenture shall comply with the provisions of TIA § 317(b).

The Corporation initially appoints the Trustee as Registrar, Paying Agent and Calculation Agent.

The Corporation initially appoints DTC to act as the Depositary with respect to the Global Securities.

Section 2.5. Paying Agent to Hold Money in Trust. Each Paying Agent for any Series of Securities shall hold in trust for the benefit of Holders of Securities of the same Series or the Trustee all money held by the Paying Agent for the payment of principal of or interest on such Securities and shall notify the Trustee of any default by the Corporation in making such payment. When such default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money delivered to the Trustee. If the Corporation or a Subsidiary acts as Paying Agent with respect to a Series of Securities, it shall segregate the money for that Series and hold it as a separate trust fund. The Corporation at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.6. Securityholder Lists. For each Series of Securities, the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities of that Series and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Corporation shall furnish or cause to be furnished to the Trustee on or before each Interest Payment Date for each Series of Securities and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities of that Series.

Section 2.7. Transfer and Exchange. Where a Security (other than a Global Security except as set forth herein) is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the New York Uniform Commercial Code are met. Where Securities (other than a Global Security except as set forth herein) of any Series are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations of the same Series with identical terms as the Securities exchanged, the Registrar shall make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Corporation shall execute and the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange of Securities, but the Corporation may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.11 or 3.7 hereto). The Corporation shall not be required to make transfers or exchanges of Securities of any Series for a period of 15 days before a selection of Securities of the same Series to be redeemed or before an interest payment.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Corporation, the Trustee and any agent of the Corporation or the Trustee as the Holder and absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Trustee or any agent of the Corporation or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impairing, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

If at any time the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for some or all of the Global Securities or if at any time the Depositary shall no longer be eligible to so continue under applicable law, the Corporation shall identify a successor Depositary eligible under applicable law with respect to such Global Securities.

Transfers of any Global Security shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred or exchanged for definitive Securities in accordance with the rules and procedures of the Depository. In addition, definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depository notifies the Corporation that it is unwilling or unable to continue as Depository for the Global Security or, if at any time, the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Corporation within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue definitive Securities or (iii) the Corporation, in its discretion, at any time determines not to have such Securities represented by one or more Global Securities and the Corporation so notifies the Depositary; provided that in the event definitive Securities of a Series shall be transferred to all beneficial owners as provided above, the Corporation will execute, and the Trustee, upon receipt of an order of the Corporation for the authentication and delivery of definitive Securities of such Series, will authenticate and deliver to each party specified by such Depositary a new Security or Securities of such Series in definitive form, of any authorized denomination as requested by such party in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Series in exchange for such parties beneficial interest in the Global Security or Securities.

In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to the preceding paragraph, the Registrar shall (if one or more definitive Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Corporation shall execute, and the Trustee shall authenticate and deliver, one or more definitive Securities of like tenor and amount.

In connection with the transfer of an entire Global Security to beneficial owners pursuant to the two paragraphs above, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Corporation shall execute, and the Trustee upon receipt of an order of the Corporation for the authentication and delivery of definitive Securities of such Series shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of definitive Securities of authorized denominations.

To permit registrations of transfers and exchanges, the Corporation shall execute and the Trustee shall authenticate Global Securities and certificated Securities at the Registrar’s request.

No service charge shall be made to a Holder for any registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11 and 3.7 hereto).

All Global Securities and definitive Securities issued upon any registration of transfer or exchange of Global Securities and definitive Securities shall be the valid obligations of the Corporation, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities and definitive Securities surrendered upon such registration of transfer or exchange.

The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Securities of either Series during a period beginning at the opening of fifteen (15) days before the day of any selection of Securities of such Series for redemption under Section 3.3 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Corporation may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Securities and for all other purposes, and neither the Trustee, any Agent nor the Corporation shall be affected by notice to the contrary.

The Trustee shall authenticate Global Securities and definitive Securities in accordance with the provisions of Section 2.2 hereof. Except as provided in the second through fourth paragraphs of this Section 2.7, neither the Trustee nor the Registrar shall authenticate or deliver any definitive Security in exchange for a Global Security.

The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities of such Series.

Each Global Security shall also bear the following legend on the face thereof:

“Unless and until it is exchanged in whole or in part for securities in definitive form, this security may not be transferred except as a whole by the depository to a nominee of the depository, or by any such nominee of the depository, or by the depository or nominee of such successor depository or any such nominee to a successor depository or a nominee of such successor depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to an issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this global security shall be limited to transfers in whole, but not in part, to nominees of Cede & Co. or to a successor thereof or such successor’s nominee.”

Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof; provided, that the Trustee shall have no duty to require delivery or examine any certificate for any transfer of interest in the same Global Security.

None of the Corporation, the Trustee, the Paying Agent, the Calculation Agent, the Registrar or any co-registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Upon the exchange of the Global Security for Securities in definitive form, such Global Security shall be canceled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section 2.7 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the parties in whose names such Securities are so registered.

Section 2.8. Replacement Securities. If the Holder of a Security claims that the Security has been mutilated, destroyed, lost or stolen, the Corporation may issue and the Trustee shall authenticate a replacement Security of the same Series with identical terms as the Securities exchanged. Such holder shall furnish an indemnity bond sufficient in the judgment of the Corporation and the Trustee to protect the Corporation, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Corporation and the Trustee may charge for their expenses in replacing a Security.

In case any such mutilated, destroyed, lost or stolen Security has become due and payable, the Corporation in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Corporation, the Trustee, the Paying Agent, the Calculation Agent, the Registrar and any co-registrar for such Security such security or indemnity as may be required by them to hold each of them harmless, and in case of destruction, loss or theft, evidence satisfactory to the Corporation, the Trustee, the Paying Agent, the Calculation Agent, the Registrar and any co-registrar, and any agent of any of them, of the destruction, loss or theft of such Security and the ownership thereof.

Upon the issuance of any new Security under this Section 2.8, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Trustee, the Paying Agent, the Calculation Agent the Registrar and any co-registrar for such Security) connected therewith.

Every new Security of any Series issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security, shall constitute an original additional obligation of the Corporation, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same Series.

The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen.

Section 2.9. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.9 as not outstanding. A Security does not cease to be outstanding because the Corporation or an Affiliate of the Corporation holds the Security.

If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

If a Security is redeemed (or as to which the full redemption price has been deposited with the Trustee on the applicable Redemption Date), the Corporation and the Trustee need not treat the Security as outstanding in determining whether Holders of the required principal amount of Securities have concurred in any direction, waiver or consent.

Section 2.10. Treasury Notes. In determining whether the Holders of the required aggregate principal amount of Securities of any Series have concurred in any direction, waiver or consent, Securities owned by the Corporation or by any Affiliate of the Corporation shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities shown on the register as being so owned shall be so disregarded. Notwithstanding the foregoing, Securities that are to be acquired by the Corporation or an Affiliate of the Corporation pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Securities passes to such entity.

Section 2.11. Temporary Securities. Until definitive Securities of any Series are ready for delivery or a permanent Global Security or Securities are prepared, as the case may be, the Corporation may prepare and the Trustee shall authenticate temporary Securities or one or more temporary Global Securities, as the case may be, of the same Series in accordance with the terms and conditions of this Indenture. Temporary Securities of any Series shall be substantially in the form of definitive Securities or permanent Global Securities, as the case may be, of the same Series, but may have variations that the Corporation considers appropriate for temporary Securities. Without unreasonable delay, the Corporation shall prepare and the Trustee shall authenticate definitive Securities or a permanent Global Security or Securities, as the case may be, of the same Series in exchange for temporary Securities. Until so exchanged, the temporary Securities of any Series shall be entitled to the same benefits under this Indenture as definitive Securities or permanent Global Securities of such Series.

Section 2.12. Cancellation. The Corporation at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. Upon the Corporation’s request, the Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment or cancellation, and shall so certify to the Corporation. The Corporation may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest. If the Corporation defaults in a payment of interest on any Securities of any Series, it shall pay the defaulted interest to the persons who are Holders of those Securities on a subsequent special record date. The Corporation shall fix the special record date and payment date at least 15 days before the special record date, the Corporation shall mail to each Holder of Securities of that Series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Corporation may pay defaulted interest in any other lawful manner.

Section 2.14. Payment in Currencies. (a) Payment of the principal of and interest, if any, on the Securities shall be made in the currency or currencies specified below:

(1) for Securities of a Series denominated in U.S. dollars, payment shall be made in U.S. dollars; and

(2) for Securities of a Series denominated in a Foreign Currency, payment shall be made in that Foreign Currency unless the Holder of a Security of that Series elects to receive payment in U.S. dollars and such election is permitted by the Board Resolution or Resolutions or indentures supplemental hereto adopted pursuant to Section 2.3 in respect of that Series.

A Holder may make the election referred to in clause (2) above by delivering to the Trustee or Paying Agent, as applicable, for such series of Securities (the “foreign paying agent”) a written notice of election substantially in the form contemplated by the

Board Resolution or Resolutions or indentures supplemental hereto adopted pursuant to Section 2.3 or in any other form acceptable to the foreign paying agent. For any payment, a notice of election will not be effective unless it is received by the foreign paying agent not later than the close of business on the applicable record date. An election shall remain in effect until the Holder delivers to the foreign paying agent a written notice specifying a change in the currency in which payment is to be made. No change in currency may be made for payments to be made on Securities of a Series for which notice of redemption has been given pursuant to Article 3 or as to which the Corporation has accomplished a satisfaction, discharge or defeasance pursuant to Section 8.1, 8.2 or 8.8.

(b) The foreign paying agent shall deliver to the Corporation, not later than the fourth Business Day after each record date for payment on Securities of a Series denominated in a Foreign Currency, a written notice specifying, in the currency in which the Securities of that Series are denominated, the aggregate amount of the principal of and interest, if any, on Securities of that Series to be paid on the payment date. If at least one Holder has made the election referred to in clause (2) of paragraph (a) of this Section 2.14, the written notice shall also specify, in each currency elected, the amount of principal of and interest, if any, to be paid in that currency on the payment date.

(c) The amount payable to Holders of Securities of a Series denominated in a Foreign Currency who have elected to receive payment in U.S. dollars shall be determined by the foreign paying agent on the basis of the Market Exchange Rate in effect on the record date.

(d) If the Foreign Currency in which a Series of Securities is denominated ceases to be used both by the government of the country that issued such currency and for the settlement of transactions by public institutions of or within the international banking community, then for each payment date on Securities of that Series occurring after the last date on which the Foreign Currency was so used, all payments on Securities of that Series shall be made in U.S. dollars. If payment is to be made in U.S. dollars to the Holders of Securities of any such Series pursuant to the preceding sentence, then the amount to be paid in U.S. dollars on a payment date by the Corporation to the foreign paying agent and by the foreign paying agent or any Paying Agent to Securityholders shall be determined by the foreign paying agent as of the applicable record date and shall be equal to the sum obtained by converting the specified Foreign Currency into U.S. dollars at the Market Exchange Rate on the last record date on which such Foreign Currency was so used in either such capacity.

(e) All decisions and determinations of the foreign paying agent regarding the amount payable in accordance with paragraph (c) of this Section 2.14, conversion of Foreign Currency into U.S. dollars pursuant to paragraph (d) of this Section 2.14 or the Market Exchange Rate shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Corporation and all Securityholders. If a Foreign Currency in which payment on Securities of a Series may be made pursuant to paragraph (a) of this Section 2.14 ceases to be used both by the government of the country that issued such currency and for the settlement of transactions by public institutions of or within the international banking community, the Corporation shall give notice to the foreign paying agent and mail notice by first-class mail to each Holder of Securities of that Series specifying the last date on which the Foreign Currency was used for the payment of principal of or interest, if any, on Securities of that Series.

Section 2.15. CUSIP Numbers. The Corporation in issuing the Securities may use a “CUSIP” and/or ISIN or other similar number, and if it does so, the Corporation may use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN or other similar number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Corporation shall promptly notify the Trustee of any change in the CUSIP and/or ISIN or other similar number.

ARTICLE 3

REDEMPTION

Section 3.1. Applicability of this Article. Securities of any Series that are redeemable prior to their maturity shall be redeemable in accordance with their terms (except as otherwise specified in this Indenture for Securities of any Series) and in accordance with this Article 3.

Section 3.2. Notices to Trustee. If the Corporation chooses to redeem any Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed in accordance with the terms of the Securities. If redemption is of less than all the outstanding Securities of a Series, the Corporation shall furnish to the Trustee, at least 30 days before the optional redemption date (or such shorter period as is acceptable to the Trustee) an Officers’ Certificate stating (i) the aggregate principal amount of Securities to be redeemed and (ii) the redemption date.

Section 3.3. Selection of Securities to be Redeemed. If, at the option of the Corporation, less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities of such Series to be redeemed on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate or in accordance with the applicable procedures of the Depositary. The Trustee shall make the selection from outstanding Securities of such Series not previously called for redemption and shall promptly notify the Corporation in writing of the Securities of such Series selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of Securities that have a denomination larger than $2,000 (or the applicable minimum denomination for such Securities in the event the Securities are payable in a Foreign Currency or Currencies), Securities and portions of them it selects shall be in minimum amounts of $2,000 (or the applicable minimum denomination for such Securities in the event the Securities are payable in a Foreign Currency or Currencies) or a multiple of $1,000 (or the applicable minimum denomination for such Securities in the event the Securities are payable in a Foreign Currency or Currencies). Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 3.4. Notice of Redemption. At least 15 days but not more than 30 days before a date of redemption of Securities at the option of the Corporation, the Corporation shall send or cause to be sent by electronic transmission or by first class mail (with a copy to the Trustee), a notice of redemption to each Holder of Securities to be redeemed. Notice of any redemption may, at the Corporation’s discretion, be subject to one or more conditions precedent. In the event that any relevant condition precedent is not satisfied (or waived by the Corporation) as of the date specified for redemption in any such notice of redemption (or amendment thereto), the Corporation may, in its discretion, rescind such notice or amend it on one or more occasions to specify another redemption date until the satisfaction (or waiver by the Corporation) of any such conditions precedent, unless such notice is earlier rescinded by the Corporation as described above.

The notice shall identify the Securities to be redeemed and shall state:

(1) the optional redemption date;

(2) the redemption price, including the portion thereof representing any accrued and unpaid interest (or the formula for the determination thereof if the redemption price cannot be determined until a later date);

(3) if any Security is being redeemed in part, the portion of the principal amount of such Securities to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security.

(4) the name and address of the Paying Agent;

(5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Corporation defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Securities and/or Section of this Indenture (or any supplement to this Indenture) pursuant to which the Securities called for redemption are being redeemed;

(8) if applicable, any condition to such redemption; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities called for redemption.

At the Corporation’s request, the Trustee shall give the notice of redemption in the Corporation’s name and at its expense; provided, however that the Corporation notified the Trustee of its intent to have the Trustee give such notice of redemption at least two Business Days prior to date such notice of redemption is given. In such event the Corporation will provide the Trustee with the information required by clauses (1) through (9). The notice sent in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice. In any case, failure to give such notice by electronic transmission or by mail or any defect in the notice to the Holder of any Security shall not affect the validity of the notice to any other Holder.

Section 3.5. Effect of Notice of Redemption. Once notice of redemption has been sent in accordance with Section 3.4 and any conditions precedent stated therein have been satisfied (or waived by the Corporation), the Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date; provided, however, that any regular payment of interest becoming due on the redemption date shall be payable to the Holder of any such Security being redeemed as provided in the Security.

Section 3.6. Deposit of Redemption Price. On or before 10:00 a.m. (New York City time) on each redemption date, the Corporation shall deposit with the Trustee or with the Paying Agent (other than the Corporation or an Affiliate of the Corporation) money sufficient to pay the applicable redemption price of all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Corporation any money deposited with the Trustee or the Paying Agent by the Corporation in excess of the amounts necessary to pay the redemption price of all Securities to be redeemed.

If Securities called for redemption are paid or if the Corporation has deposited with the Trustee or Paying Agent money sufficient to pay the redemption price of all Securities to be redeemed, on and after the redemption date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption (regardless of whether certificates for such Securities are actually surrendered). If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Corporation to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case, at the rate provided in such Security.

Section 3.7. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Corporation shall issue and, upon the written request of an Officer of the Corporation, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS

Section 4.1. Payment of Securities. The Corporation shall promptly pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Unless otherwise specified in this Indenture or the Securities, the Corporation shall deposit with the Paying Agent (other than the Corporation or an Affiliate of the Corporation) money sufficient to pay such amounts on or before 10:00 A.M. (New York City time) on the date such amounts are due and payable.

Section 4.2. Compliance Certificate. The Corporation shall deliver to the Trustee within 120 days after the end of each fiscal year of the Corporation an Officers’ Certificate stating whether or not the signers know of any Default by the Corporation in performing its covenants in this Indenture. If they do know of such a Default, the certificate shall describe the Default. The certificate need not comply with Section 11.5.

The Corporation shall, so long as any of the Securities are outstanding, deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which is an Event of Default and what action the Corporation is taking or proposes to take in respect thereof.

Section 4.3. SEC Reports. The Corporation shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation files with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.3 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to certificates). Notwithstanding the foregoing, the Corporation will be deemed to have furnished such reports to the Trustee and the Holders if the Corporation has filed such reports with the SEC via the EDGAR filing system (or any successor thereto) and such reports are publicly available.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.1. Consolidation, Merger, and Sale of Assets. The Corporation shall not consolidate with or merge into, or transfer all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, to, another entity unless:

(1) the resulting, surviving or transferee entity is organized under the laws of the United States, any state thereof or the District of Columbia and (unless the Corporation is the resulting or surviving entity in any such consolidation or merger) assumes by supplemental indenture all of the obligations of the Corporation under each Series of Securities (if Securities of such Series are then outstanding) and this Indenture;

(2) immediately after giving effect to the transaction no Default or Event of Default shall have happened and be continuing; and

(3) the Corporation shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that the consolidation, merger or transfer and the supplemental indenture comply with this Indenture.

Section 5.2. Successor Person Substituted. Upon any consolidation or merger (other than any consolidation or merger where the Corporation is the resulting or surviving entity), or any transfer of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, in each case in accordance with Section 5.1 hereof, the successor entity formed by such consolidation or into or with which the Corporation is merged or to which such transfer is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger or transfer, the provisions of this Indenture referring to the “Corporation” or the “Issuer” shall refer instead to the successor entity and not to the Corporation), and shall exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein and the Corporation shall be released from all obligations under the Securities and this Indenture.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.1. Events of Default. Each of the following constitutes an “Event of Default” in respect of a Series of Securities:

(1) the Corporation defaults in the payment of any interest on any Security of that Series when the same becomes due and payable and the Default continues for a period of 30 days;

(2) the Corporation defaults in the payment of the principal of (or in the case of any Discounted Security of that Series, the portion thereby specified in the terms of such Security) or premium, if any, on any Security of that Series when the same becomes due and payable;

(3) the Corporation fails to comply with any of its agreements in the Securities of that Series or this Indenture for the benefit of that Series (other than those referred to in clauses (1) or (2) above) and the Default continues for the period and after the notice specified in this Section 6.1;

(4) the Corporation pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors;

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Corporation in an involuntary case,

(ii) appoints a Custodian of the Corporation or for all or substantially all of its property, or

(iii) orders the winding up or liquidation of the Corporation, and the order or decree remains unstayed and in effect for 60 days; or

(6) there occurs any other event specifically described as an Event of Default by the Securities of that Series.

A default under clause (3) shall not be an Event of Default with respect to a Series of Securities until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of such Series issued pursuant to this Indenture (including any additional Securities of such Series issued pursuant to this Indenture after the Issue Date) notify the Corporation in writing of the Default and the Corporation does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” Subject to Sections 7.1 and 7.2, the Trustee shall not be charged with actual knowledge of any Default, or of the delivery to the Corporation of a notice of Default by any Holder, unless written notice thereof shall have been given to a Responsible Officer of the Trustee by the Corporation, the Paying Agent, the Holder of a Security or an agent of such Holder.

Section 6.2. Acceleration. If an Event of Default in respect of the Securities of a particular Series (other than an Event of Default specified in clause (4) or (5) of Section 6.1) occurs and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Securities of such Series issued pursuant to this Indenture (including any additional Securities of such Series issued pursuant to this Indenture after the Issue Date) may declare the principal (or, in the case of Discounted Securities, such amount of principal as may be provided for in such Securities) of all of such outstanding Securities and any accrued interest on such Securities to be due and payable immediately by a notice in writing to the Corporation (and to the Trustee if given by the Holders); provided, however, that if an Event of Default specified in clause (4) or (5) of Section 6.1 occurs and is continuing, then the principal and accrued and unpaid interest on all the Securities of that Series shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders; provided further, however, that Holders of a majority in aggregate principal amount of the then outstanding Securities of a Series issued pursuant to this Indenture (including any additional Securities of such Series issued pursuant to this Indenture after the Issue Date), by notice to the Trustee, may rescind and annul a declaration of acceleration (and upon such rescission any Event of Default caused by such acceleration shall be deemed cured) with respect to that Series and its consequences if all existing Events of Default with respect to the Series have been cured or waived, if the rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Securities, and if all payments due to the Trustee under Section 7.7 have been made.

Section 6.3. Other Remedies. If an Event of Default with respect to a Series of Securities occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal (or, in the case of Discounted Securities, such amount of principal as may be provided for in such Securities), premium, if any, or interest on the Securities of that Series or to enforce the performance of any provision of such Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4. Waiver of Past Defaults. Subject to Section 9.2, the Holders of a majority in principal amount of the Securities of a Series (including any additional Securities of such Series issued pursuant to this Indenture after the Issue Date) by notice to the Trustee may waive an existing Default or Event of Default with respect to that Series and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.5. Control by Majority. The Holders of a majority in principal amount of the Securities of a Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it with respect to that Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Holders of Securities of the same Series or would involve the Trustee in personal liability.

Section 6.6. Limitation on Suits. No Holder of a Security of any Series may pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default with respect to the Securities of the Series is continuing;

(2) the Holders of at least 25% in principal amount of the Securities of that Series (including any additional Securities of such Series issued pursuant to this Indenture after the Issue Date) make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period the Holders of a majority in principal amount of the Securities of that Series (including any additional Securities of such Series issued pursuant to this Indenture after the Issue Date) do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Holder.

Section 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal (or, in the case of a Discounted Security, the portion thereby specified in the terms of such Security), premium, if any, and interest on the Security on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

Section 6.8. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.1(1) or (2) occurs and is continuing with respect to a Series of Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of principal and interest remaining unpaid.

Section 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Corporation, or any of its creditors or property, and unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6 with respect to the Securities of any Series, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.7;

Second: to Holders of Securities of that Series for amounts due and unpaid on such Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

Third: to the Corporation.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the Securities of any Series.

ARTICLE 7

TRUSTEE

Section 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall, with respect to Securities exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee need perform only those duties that are specifically and expressly set forth in this Indenture or the TIA and no others; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, notices or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates, notices and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5;

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1;

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Corporation.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any of the Holders, unless such Holder has offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense.

Section 7.2. Rights of Trustee. (a) Subject to Section 7.1, the Trustee may rely on any document (whether in its original, electronic or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance upon the advice or opinion of such counsel.

(f) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it from the Corporation, or where Holders of Securities of a Series are seeking to direct the Trustee to take action under this Indenture, such Holders, against any loss, liability or expense.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of a majority in aggregate principal amount of the then outstanding Securities issued pursuant to this Indenture (including any additional Securities issued pursuant to this Indenture after the Issue Date).

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of a majority in aggregate principal amount of the then outstanding Securities issued pursuant to this Indenture (including any additional Securities issued pursuant to this Indenture after the Issue Date) as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future holders of such Security and upon Securities executed and delivered in exchange therefor or in place thereof.

(k) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default (and stating the occurrence of a Default or Event of Default) is received by the Trustee at the corporate trust office of the Trustee, and such notice references the Securities and this Indenture.

(l) The Trustee may request that the Corporation deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(m) The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(n) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(o) Any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture shall not be construed as a duty.

(p) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; and acts of civil or military authorities and governmental action.

Section 7.3. Individual Rights of Trustee, etc. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Corporation or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as defined in TIA § 310(b), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee, or resign. Any Agent may do the same with like rights. Notwithstanding the foregoing, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4. Trustee’s Disclaimer. The Trustee makes no representations as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Corporation’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 7.5. Notice of Defaults. If an Event of Default occurs with respect to a Series of Securities and is continuing and if it is actually known to the Trustee, the Trustee shall send to each Holder of Securities of that Series notice of the Event of Default within 90 days after it occurs, unless the Event of Default is cured or waived. Except in the case of an Event of Default in payment of principal, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers determines in good faith that withholding the notice is in the interests of such Holders.

Section 7.6. Reports by Trustee to Holders of the Securities. If required pursuant to TIA § 313(a), the Trustee, within 60 days after each May 15, shall send to each Securityholder a brief report dated as of such May 15 that complies with TIA § 313(a). The Trustee also shall comply with the reporting obligations of TIA § 313(b).

A copy of each report at the time it is sent to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Corporation agrees to notify the Trustee whenever the Securities become listed on any stock exchange.

Section 7.7. Compensation and Indemnity. The Corporation shall pay to the Trustee from time to time reasonable compensation for its services. The Corporation shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel. The Corporation shall indemnify and hold harmless the Trustee (including the cost of defending itself) against any loss, cost, expense or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) and including reasonable and documented attorneys’ fees and expenses incurred by it except as set forth in the last sentence of this paragraph in the performance of its duties and exercise of its rights under this Indenture. The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Corporation shall not relieve the Corporation of its obligations hereunder except to the extent that the Corporation has been materially prejudiced thereby. The Corporation need not pay for any settlement made without its consent (not to be unreasonably withheld). This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee. The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through willful misconduct or negligence.

To secure the Corporation’s payment obligations in this Section 7.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, of and interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The obligations of the Corporation under this Section 7.7 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 7.8. Replacement of Trustee. The Trustee may resign with respect to the Securities of one or more Series by so notifying the Corporation. The Holders of a majority in principal amount of the then outstanding Securities of a Series issued pursuant to this Indenture (including any additional Securities issued pursuant to this Indenture after the Issue Date) may remove the Trustee with respect to that Series by so notifying the removed Trustee and may appoint a successor Trustee with the Corporation’s consent. The Corporation may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Corporation shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Immediately thereafter, the retiring Trustee shall transfer all property held by it as Trustee for the benefit of the Series with respect to which it is retiring to the successor Trustee, and the resignation or removal of the retiring Trustee shall then become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to that Series. A successor Trustee shall send notice of its succession to each Holder of the Securities of the Series affected.

If pursuant to Section 2.3(5) a trustee, other than the Trustee initially named in this Indenture (or any successor thereto), is appointed with respect to one or more Series of Securities, the Corporation, the Trustee initially named in this Indenture (or any successor thereto) and such newly appointed trustee shall execute and deliver a supplement to this Indenture which shall contain such provisions as shall be necessary or desirable to confirm that all the rights, powers, trusts and duties of the Trustee initially named in this Indenture (or any successor thereto) with respect to the Securities of any Series as to which the Trustee is continuing as trustee hereunder shall continue to be vested in the Trustee initially named in this Indenture (or any successor thereto), and shall add to, supplement or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts relating to the separate Series of Securities as if it were acting under a separate indenture.

If a successor Trustee with respect to a Series of Securities does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of a majority in aggregate principal amount of the then outstanding Securities of such Series issued pursuant to this Indenture (including any additional Securities issued pursuant to this Indenture after the Issue Date) may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee with respect to a Series of Securities fails to comply with Section 7.10, any Holder of Securities of that Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

If there are two or more Trustees at any time under this Indenture, each shall be the Trustee of a separate trust held under this Indenture for the benefit of the Series of Securities for which it is acting as Trustee and the rights and obligations of each Trustee will be determined as if it were acting under a separate indenture.

Section 7.9. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into or transfers all or substantially all its corporate trust assets to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee that satisfies the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b), provided that the question whether the Trustee has a conflicting interest shall be determined as if each Series of Securities were a separate issue of securities issued under separate indentures.

Section 7.11. Preferential Collection of Claims Against the Corporation. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12. Trustee’s Application for Instructions from the Corporation. Any application by the Trustee for written instructions from the Corporation may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than 20 Business Days after the date any officer of the Corporation actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 7.13. Calculations. The Corporation shall be responsible for making all calculations and determinations required under this Indenture, except in the case of the Calculation Agent’s determination of a floating rate of interest, as applicable. The Corporation shall make all calculations in good faith and, absent manifest error, the Corporation’s calculations shall be final and binding on all Holders of Securities. Upon written request, the Corporation shall provide a schedule of its calculations to the Trustee. The Trustee may rely conclusively upon the accuracy of the Corporation’s calculations without independent verification.

ARTICLE 8

SATISFACTION, DISCHARGE AND DEFEASANCE

Section 8.1. Option To Effect Defeasance, Covenant Defeasance or Discharge. The Corporation may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have Section 8.2, 8.3 or 8.8 hereof applied to all outstanding Securities of any Series upon compliance with the conditions set forth below in this Article 8. The Corporation’s exercise of its option under Section 8.2 or 8.3 shall not preclude the Corporation from subsequently exercising its option under Section 8.8 hereof and the Corporation may so exercise that option by providing the Trustee with written notice to such effect.

Section 8.2. Defeasance. Upon the Corporation’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Corporation shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from the obligations thereof with respect to all outstanding Securities of such Series on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, defeasance means that the Corporation shall be deemed to have paid and discharged the entire Debt represented by the outstanding Securities of the applicable Series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Corporation, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities of such Series to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Securities when such payments are due from the trust referred to in Section 8.4(1); (b) the Corporation’s obligations with respect to such Securities under Sections 2.2, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9 and 2.11 hereof; (c) the rights, powers, trusts, benefits and immunities of the Trustee, including without limitation thereunder, under Section 7.7, 8.5 and 8.7 hereof and the Corporation’s obligations in connection therewith; (d) the Corporation’s rights pursuant to Article 3; and (e) the provisions of this Article 8. Subject to compliance with this Article 8, the Corporation may exercise its option under this Section 8.2 with respect to any Series of Securities notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3. Covenant Defeasance. Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, with respect to any Series of Securities, the Corporation shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from the obligations thereof under any covenants applicable to such Series of Securities that are identified in the applicable Board Resolution or Resolutions or indenture supplemental hereto as being eligible for the provisions of this Section 8.3 on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Securities of such Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, covenant defeasance means that, with respect to the outstanding Securities of the applicable Series, the Corporation or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof with respect to such Series of Securities, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 8.4. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to the application of Section 8.2 or 8.3 hereof to the outstanding Securities of any Series of Securities:

(1) the Corporation has deposited or caused to be deposited with the Trustee or other qualifying trustee, in trust, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Securities of that Series: (A) U.S. dollars, (B) U.S. Government Obligations or (C) a combination thereof, which through the payment of interest and principal in respect thereof in accordance with their terms (and, as to callable U.S. Government Obligations, regardless of when they are called) will provide not later than the opening of business on the due dates of any payment of principal of (or, in the case of a Discounted Security of that Series, the portion thereby specified in the terms of such Security) and interest on the Securities of that Series lawful money of the United States in an amount sufficient to pay and discharge the principal of, and premium, if any, and interest on the Securities of that Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities of that Series;

(2) the defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture or the applicable Series of Securities) to which the Corporation is a party or is bound;

(3) in the case of defeasance, the Corporation shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(i) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii) since the issue date of that particular Series of Securities under this Indenture, there has been a change in applicable U.S. federal income tax law,

in either case, to the effect that, and based on such ruling or change the Opinion of Counsel shall confirm that, the Holders of the Securities of the applicable Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

(4) in the case of covenant defeasance, the Corporation shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of the Securities of the applicable Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

(5) no Event of Default with respect to the Securities of the applicable Series shall have occurred and be continuing on the date of the deposit into trust (other than an Event of Default resulting from the incurrence of Debt to be applied to such deposit or the grant of any Lien to secure such Debt); and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to the Corporation or Default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

(6) the Corporation shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel to the effect that all conditions precedent to the defeasance or covenant defeasance, as the case may be, have been satisfied.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (3) above with respect to a defeasance need not to be delivered if all Securities not therefore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at the maturity date of such Security within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Corporation.

Section 8.5. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6 hereof, the trust established pursuant to Section 8.4(1) or 8.8(1) shall be irrevocable and shall be made under the terms of an escrow trust agreement reasonably satisfactory to the Trustee or other arrangement reasonably satisfactory to the Trustee. If any Securities are to be redeemed prior to the maturity date of such Security pursuant to optional redemption provisions of Article 3 hereof, the applicable escrow trust agreement or other arrangement shall provide therefor and the Corporation shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Corporation.

The Trustee shall hold in trust money and U.S. Government Obligations in respect of that Series deposited with it pursuant to Sections 8.4 or 8.8. It shall apply the deposited money and U.S. Government Obligations, through the Paying Agent and in accordance with this Indenture, to the payment of principal, and premium, if any, and interest on the Securities of the Series for the payment of which such money and U.S. Government Obligations has been deposited. The Holder of any Security replaced pursuant to Section 2.7 shall not be entitled to any such payment and shall look only to the Corporation for any payment which such Holder may be entitled to collect. In connection with defeasance, covenant defeasance or the satisfaction and discharge of this Indenture with respect to Securities of a Series pursuant to Section 8.2, 8.3 or 8.8 hereof, respectively, the escrow trust agreement or other arrangement may, at the Corporation’s election, (1) enable the Corporation to direct the Trustee to invest any money received by the Trustee on the U.S. Government Obligations deposited in trust thereunder in additional U.S. Government Obligations and (2) enable the Corporation to withdraw moneys or U.S. Government Obligations from the trust from time to time; provided, however, that the condition specified in Section 8.4(1) or 8.8(1) is satisfied immediately following any investment of such money by the Trustee or the withdrawal of moneys or U. S. Government Obligations from the trust by the Corporation, as the case may be.

Section 8.6. Repayment to Corporation. The Trustee and the Paying Agent shall promptly pay to the Corporation upon request any excess money or securities held by them at any time. Any money deposited with the Trustee or any Paying Agent, or then held by the Corporation, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Corporation on its written request or (if then held by the Corporation) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Corporation for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Corporation as trustee thereof, shall thereupon cease.

Section 8.7. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with

Section 8.2, 8.3 or 8.8 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Corporation under this Indenture and the Securities of the applicable Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3 or 8.8 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2, 8.3 or 8.8 hereof, as the case may be; provided, however, that, if the Corporation makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.8. Discharge. The Corporation may terminate all its obligations under this Indenture with respect to any or all Series of Securities, and, with respect to such Series of Securities, this Indenture shall cease to be of further effect, effective on the date the following conditions are satisfied:

(1) either: (A) all outstanding Securities of such Series (other than any Securities destroyed, lost or stolen and replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation or (B) all Securities of such Series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and the Corporation has deposited with the Trustee, in trust, funds in (I) U.S. dollars, (II) U.S. Government Obligations or (III) a combination thereof, which through the payment of interest and principal in respect thereof in accordance with their terms (and, as to callable U.S. Government Obligations, regardless of when they are called) will provide an amount sufficient to pay the entire indebtedness on the Securities of such Series, including the principal thereof and, premium, if any, and interest, if any, thereon, (x) to the date of such deposit, if the Securities of such Series have become due and payable, or (y) to the maturity date of the Securities of such Series (or the redemption date thereof if the Corporation has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption), as the case may be;

(2) the Corporation has paid all other sums payable under this Indenture with respect to the Securities of such Series (including amounts payable to the Trustee); and

(3) the Trustee has received an Officers’ Certificate and an Opinion of Counsel to the effect that all conditions precedent to the satisfaction and discharge of this Indenture in respect of the Securities of such Series have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any Series of Securities, the obligations of the Corporation to the Trustee under Section 7.7 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 8.8, the obligations of the Corporation and the Trustee with respect to the Securities of such Series under Sections 8.5, 8.6 and 8.7, shall survive such satisfaction and discharge.

The Trustee, at the expense of the Corporation, shall, upon the request of the Corporation, execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to Securities of the applicable Series. Upon the satisfaction of the conditions set forth in this Section 8.8 with respect to the Securities of a Series, the terms and conditions of such Securities, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Corporation.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1. Without Consent of Holders. Notwithstanding Section 9.2 of this Indenture, without notice to or the consent of any Holders of any Series of Securities, the Corporation and the Trustee, at any time and from time to time, may amend this Indenture or enter into one or more supplemental indentures to this Indenture and any of the Securities for any of the following purposes:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) with respect to any Series of Securities, to conform the text of this Indenture or the Securities (insofar as applicable to such Series) to any provision of the section of the Prospectus related to such Series titled “Description of the notes” (or the equivalent thereof) to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in such section;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(4) to comply with Article 5;

(5) to effectuate or comply with the provisions of Section 2.3 or 7.8;

(6) to provide for the issuance of additional Securities of a Series in accordance with the terms of this Indenture;

(7) to make any change that by its terms does not materially adversely affect the rights of any Holder of any Security of such Series (as determined in good faith by the Corporation);

(8) to add or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the TIA; or

(9) with respect to any Series of Securities, amend or supplement this Indenture in a manner that by its terms does not affect such Series of Securities, even if the amendment or supplement affects other Series of Securities issued under this Indenture

The Trustee may waive compliance by the Corporation with any provision of this Indenture or the Securities of any Series without notice to or consent of any Securityholder of such Series if the waiver does not materially adversely affect the rights of any Holder of any Securities of such Series in the determination of the Corporation.

Section 9.2. With Consent of Holders. With the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities issued pursuant to this Indenture (including any additional Securities issued pursuant to this Indenture after the Issue Date), voting as a single class, the Corporation and the Trustee may amend this Indenture or enter into one or more supplemental indentures to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture, including the definitions herein; provided that (i) if any such amendment or supplement would by its terms disproportionately and adversely affect any Series of Securities under this Indenture, such amendment or supplement shall also require the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities of such Series issued pursuant to this Indenture (including any additional Securities of such Series issued pursuant to this Indenture after the Issue Date) and (ii) if any such amendment or supplement would only affect the Securities of some but not all Series, then only the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities of all such affected Series issued pursuant to this Indenture (including any additional Securities of any such Series issued pursuant to this Indenture after the Issue Date) (and not the consent of a majority in aggregate principal amount of all the then outstanding Securities issued under this Indenture) shall be required; and provided, further, that the Corporation and the Trustee may not, without the consent of the Holder of each outstanding Security of a Series affected thereby:

(1) reduce the principal amount of Securities of such Series whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of (or change the manner of the calculation of the rate of), or extend the time for payment of, interest on any Security of such Series;

(3) reduce the principal of or extend the fixed maturity of any Security of such Series;

(4) reduce the portion of the principal amount of a Discounted Security of such Series payable upon acceleration of its maturity;

(5) make any Security of such Series payable in money other than that stated in such Security; or

(6) impair the ability of Holders of the Securities of such Series to institute suit to enforce the obligation of the Corporation to make any principal, premium or interest payment due in respect of such Securities.

The Holders of a majority in aggregate principal amount of the then outstanding Securities issued pursuant to this Indenture (including any additional Securities issued pursuant to this Indenture after the Issue Date), voting as a single class, may on behalf of the Holders of all the Securities issued pursuant to this Indenture waive any past Default under this Indenture and its consequences or compliance with any provisions of this Indenture or the Securities; provided that (i) if any such waiver would by its terms disproportionately and adversely affect any Series of Securities under this Indenture, such waiver shall also require the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities of such Series issued pursuant to this Indenture (including any additional Securities of such Series issued pursuant to this Indenture after the Issue Date) and (ii) if any such waiver would only affect the Securities of some but not all Series, then only the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities of all such affected Series issued pursuant to this Indenture (including any additional Securities of any such Series issued pursuant to this Indenture after the Issue Date) (and not the consent of a majority in aggregate principal amount of all the then outstanding Securities issued under this Indenture) shall be required; and provided, further, that no waiver shall be effective without the consent of the Holder of each outstanding Security affected thereby in the case of a Default (1) in any payment of principal, premium, if any, or interest due in respect of any Security or (2) in respect of other provisions which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.3. Compliance with Trust Indenture Act of 1939. Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.4. Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of the Security by delivery to the Trustee of written notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in the second proviso in the first or second paragraphs of Section 9.2. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 9.5. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Corporation or the Trustee so determine, the Corporation in exchange for the Security shall issue and the Trustee shall authenticate a new Security of the same Series that reflects the changed terms.

Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver

Section 9.6. Trustee to Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such amendment, supplement or waiver does so adversely affect the Trustee, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon (in addition to the documents provided for under Section 11.4), an Officers’ Certificate and Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture.

ARTICLE 10

SUBORDINATION OF SECURITIES

Section 10.1. Securities Subordinate to Senior Debt. The Corporation covenants and agrees, and each Holder of Securities of any Series by the Holder’s acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 10, subject to the provisions of Article 8 and except as may otherwise be specified pursuant to Section 2.3 and set forth in the Securities of a Series, the indebtedness represented by Securities of such Series and the payment of the principal of and any premium and interest on each and all of the Securities of such Series are hereby expressly made subordinate and junior in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt of the Corporation, to the extent and in the manner herein set forth (unless a different manner is set forth in the Securities of such Series). No provision of this Article shall prevent the occurrence of any default or Event of Default hereunder.

Senior Debt shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Debt then outstanding.

Section 10.2. Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities. Except as otherwise specified pursuant to

Section 2.3 with respect to any Series of Securities, upon any distribution of assets of the Corporation upon any dissolution, winding up, liquidation or reorganization of the Corporation, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Corporation or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Debt and the holders thereof with respect to the Securities and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

(i) the holders of all Senior Debt shall be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon before the Holders of the Securities are entitled to receive any payment upon the principal, premium, if any, or interest, if any, on Debt evidenced by the Securities; and

(ii) any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 10 shall be paid by the liquidation trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

(iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders of the Securities before all Senior Debt is paid in full, such payment or distribution shall be paid over, upon written notice to a Responsible Officer, to the holder of such Senior Debt or his, her or its representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Debt may have been issued, ratably as aforesaid, for application to payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

Subject to the payment in full of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt (to the extent that distributions otherwise payable to such holder have been applied to the payment of Senior Debt) to receive payments or distributions of cash, property or securities of the Corporation applicable to Senior Debt until the principal of, premium, if any and interest, if any, on the Securities shall be paid in full and no such payments or distributions to the Holders of the Securities of cash, property or securities otherwise distributable to the holders of Senior Debt shall, as between the Corporation, its creditors other than the holders of Senior Debt, and the Holders of the Securities be deemed to be a payment by the Corporation to or on account of the Securities. It is understood that the provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Corporation, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Corporation, which is unconditional and absolute, to pay to the Holders of the Securities the principal of, premium, if any, and interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Securities and creditors of the Corporation other than the holders of Senior Debt, nor shall anything herein or in the Securities prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Debt in respect of cash, property or securities of the Corporation received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Corporation referred to in this Article 10, the Trustee, subject to the provisions of Section 10.5, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other Debt of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereof and all other facts pertinent thereto or to this Article 10.

Section 10.3. No Payment on Securities in Event of Default on Senior Debt. Except as otherwise specified pursuant to Section 2.3 with respect to any Series of Securities, no payment by the Corporation on account of principal, premium, if any, sinking funds or interest, if any, on the Securities shall be made at anytime if: (a) a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and (b) the default is the subject of judicial proceedings or the Corporation has received notice of such default. The Corporation may resume payments on the Securities when full payment of amounts then due for principal, premium, if any, sinking funds and interest on Senior Debt has been made or duly provided for in money or money’s worth.

Section 10.4. Payments on Securities Permitted. Except as otherwise specified pursuant to Section 2.3 with respect to any Series of Securities, nothing contained in this Indenture or in any of the Securities shall (a) affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time except as provided in Sections 10.2 and 10.3, payments of principal of, premium, if any, or interest, if any, on the Securities or (b) prevent the application by the Trustee of any moneys or assets deposited with it hereunder to the payment of or on account of the principal of, premium, if any, or interest, if any, on the Securities, unless a Responsible Officer shall have received at its office written notice of any fact prohibiting the making of such payment from the Corporation or from the holder of any Senior Debt or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such trustee more than two business days prior to the date fixed for such payment.

Section 10.5. Authorization of Securityholders to Trustee to Effect Subordination. Except as otherwise specified pursuant to Section 2.3 with respect to any Series of Securities, each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be reasonably necessary or appropriate to effectuate the subordination as provided in this Article 10 and appoints the Trustee his, her or its attorney-in-fact for any and all such purposes.

Section 10.6. Notices to Trustee. Except as otherwise specified pursuant to Section 2.3 with respect to any Series of Securities, notwithstanding the provisions of this Article 10 or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Corporation or a Subsidiary) shall be charged with knowledge of the existence of any Senior Debt or of any fact which would prohibit the making of any payment of moneys or assets to or by the Trustee or such Paying Agent, unless and until a Responsible Officer or such Paying Agent shall have received (in the case of a Responsible Officer, at the office of the Trustee) written notice thereof from the Corporation or from the holder of any Senior Debt or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such trustee and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such facts exist; provided, however, that if at least two business days prior to the date upon which by the terms hereof any such moneys or assets may become payable for any purpose (including, without limitation, the payment of either the principal, premium, if any, or interest, if any, on any Security) a Responsible Officer shall not have received with respect to such moneys or assets the notice provided for in this Section 10.6, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys or assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two business days prior to such date. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Debt or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10 and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 10.7. Trustee as Holder of Senior Debt. Except as otherwise specified pursuant to Section 2.3 with respect to any Series of Securities, the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 6.10 or 7.7.

Section 10.8. Modifications of Terms of Senior Debt. Except as otherwise specified pursuant to Section 2.3 with respect to any Series of Securities, any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article 10 or of the Securities relating to the subordination thereof.

Section 10.9. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Corporation referred to in this Article 10, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution to holders of Senior Debt and other Debt of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.10. Satisfaction and Discharge. Except as otherwise specified pursuant to Section 2.3 with respect to any Series of Securities, amounts and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article 8 and not, at the time of such deposit, prohibited to be deposited under Sections 10.2 or 10.3 shall not be subject to this Article 10.

Section 10.11. Trustee Has No Fiduciary Duty to Holders of Senior Debt. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and objectives as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if it shall mistakenly pay over or deliver to the Holders or the Corporation or any other Person, money or assets to which any holders of Senior Debt of the Corporation shall be entitled by virtue of this Article or otherwise.

Section 10.12. Paying Agents Other than the Trustee. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Corporation and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 10.6, 10.7 and 10.11 shall not apply to the Corporation if it acts as Paying Agent.

Section 10.13. Certain Conversions or Exchanges Deemed Payment. For the purposes of this Article only, (a) the issuance and delivery of securities which are subordinate in right of payment to all then outstanding Senior Debt to substantially the same extent as the Securities are so subordinate (“Junior Securities”) (or cash paid in lieu of fractional shares) upon conversion or exchange of Securities of any Series as specified pursuant to Section 2.3, shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Securities of such Series or on account of the purchase or other acquisition of Securities of such Series and (b) the payment, issuance or delivery of cash, property or securities (other than Junior Securities and cash paid in lieu of fractional shares) upon conversion or exchange of Securities of any Series shall be deemed to constitute payment on account of the principal of such Securities of such Series. Nothing contained in this Article 10 or elsewhere in the Indenture or in the Securities of any Series is intended to or shall impair, as among the Corporation, its creditors other than holders of Senior Debt and the Holders of Securities of such Series the right, which is absolute and unconditional, of the Holder of any Securities of such Series to convert or exchange such Securities of such Series in accordance with the terms specified as specified pursuant to Section 2.3.

Section 10.14. Defeasance of this Article 10. The subordination of the Securities provided by this Article 10 is expressly made subject to the provisions for defeasance or covenant defeasance in Article 8 hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Securities then outstanding shall thereupon cease to be subordinated pursuant to this Article 10.

ARTICLE 11

MISCELLANEOUS

Section 11.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.2. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person, sent by facsimile or electronic delivery, or mailed by first-class mail addressed as follows:

if to the Corporation:

Martin Marietta Materials, Inc.

2710 Wycliff Road

Raleigh, North Carolina 27607

Attention: General Counsel

if to the Trustee:

Regions Bank

Corporate Trust Department

1180 West Peachtree Street, Suite 1200

Atlanta, GA 30309

Facsimile: 404-581-3770

Attention: Tom Clower

The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders and the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied or sent via electronic transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

Any notice or communication to a Holder shall be sent electronically or mailed by first class mail or by overnight air courier promising next Business Day delivery (if next Business Day delivery is available) to its address shown on the register kept by the Registrar. Any notice or communication shall also be so sent to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or delivered in the manner provided above, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.

If the Corporation mails or delivers a notice or communication to Holders, it shall mail or deliver a copy to the Trustee on or before the date of such mailing or delivery.

Notwithstanding any other provision of this Indenture or any Securities, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if provided to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary.

Section 11.3. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Corporation, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Corporation to the Trustee to take any action under this Indenture, the Corporation shall furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel, which may be subject to customary qualifications and exceptions, stating that, in the opinion of such counsel (who may rely upon an Officers’ Certificate as to matters of fact), all such conditions precedent have been complied with.

Section 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 11.6. Rules by Trustee, Calculation Agent, Paying Agent, Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Calculation Agent, Paying Agent or Registrar may make reasonable rules for its functions.

Section 11.7. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday, a legal holiday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period in respect of such payment date. If a regular record date is a Legal Holiday in the state or other jurisdiction in which the Trustee maintains its principal place of business, then the record date shall be the next succeeding day that is not a Legal Holiday in such state or other jurisdiction.

Section 11.8. No Personal Liability of Stockholders, Officers or Directors. No director, officer, employee or stockholder, past, present or future, of the Corporation or any of its Subsidiaries, as such or in such capacity, shall have any liability for any obligations of the Corporation under the Securities or this Indenture by reason of his, her or its status as such director, officer, employee or stockholder. All such liability is waived and released as a condition of, and as partial consideration for, the execution of this Indenture and the issue of the Securities.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Corporation on the Securities or under this Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity or (iii) any holder of equity in the Trustee.

Section 11.9. Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.10. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Corporation or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.11. Securities in a Foreign Currency. Unless otherwise specified in an Officers’ Certificate delivered pursuant to Section 2.1 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the holders of a specified percentage in aggregate principal amount of Securities of all Series at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in a Foreign Currency, then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of U.S. dollars that could be obtained for such amount at the Market Exchange Rate on the record date fixed for such action or, if no record date is fixed, on the Business Day immediately preceding the date of such action.

Section 11.12. Judgment Currency. If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Corporation hereunder or under any Security, it shall become necessary to convert into any other currency any amount in the currency due hereunder or under such Security, then such conversion shall be made by the Trustee (a) with respect to conversions between any Foreign Currency and U.S. dollars at the Market Exchange Rate as in effect on the date of entry of the judgment (the “Judgment Date”) and (b) with respect to conversions of any Foreign Currency into any other Foreign Currency by (i) converting such Foreign Currency into U.S. dollars at the Market Exchange Rate as in effect on the Judgment Date and (ii) converting the sum of U.S. dollars so obtained into such other Foreign Currency at the Market Exchange Rate as in effect on the Judgment Date. If pursuant to any such judgment, conversion shall be made on a date (the “Substitute Date”) other than the Judgment Date and there shall occur a change between any Market Exchange Rate used in such conversion as in effect on the Judgment Date and such Market Exchange Rate as in effect on the Substitute Date, the Corporation agrees to pay such additional amounts, if any, as may be necessary to ensure that the amount paid is equal to the amount in such other currency which, when converted at such Market Exchange Rate as in effect on the Judgment Date, is the amount due hereunder or under such Security. Any amount due from the Corporation under this Section 11.12 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Security. In no event, however, shall the Corporation be required to pay more in the currency due hereunder or under such Security at the Market Exchange Rate as in effect on the Judgment Date than the amount of currency stated to be due hereunder or under such Security so that in any event the Corporation’s obligations hereunder or under such Security will be effectively maintained as obligations in such currency, and the Corporation shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

Section 11.13. Successors. All agreements of the Corporation in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.14. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy (including via PDF) shall be an original, but all of them together represent the same agreement.

Section 11.15. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Corporation. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Corporation, if made in the manner provided in this Section 11.15. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Trustee or any agent of the Corporation or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impairing, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The Corporation may, in the circumstances permitted by the TIA, fix any day as the record date for the purpose of determining the Holders of Securities of any Series entitled to give or take any request, demand, authorization, direction, notice, consent, wavier or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Securities of such Series. If not set by the Corporation prior to the first solicitation of a Holder of Securities of such Series made by any person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 2.6) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of one or more Series of Securities, only the Holders of Securities of such Series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

Section 11.16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.17. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.18. U.S.A. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to the Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 11.19. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.20. Waiver of Jury Trial. EACH OF THE CORPORATION, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES, OR THE TRANSACTION CONTEMPLATED THEREBY.

Section 11.21. Venue. The Corporation hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Securities in any New York State or federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SIGNATURES

MARTIN MARIETTA MATERIALS, INC.

By:
Name:
Title:

[REGIONS BANK]

By:
Name:
Title:

Exhibit A

[If the [Note][Debenture] is a Discounted Security, insert — FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS [NOTE][DEBENTURE] IS [●]% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS [●], THE YIELD TO MATURITY IS [●]%, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF [●] TO [●] , IS [●]% OF THE PRINCIPAL AMOUNT OF THIS SECURITY AND THE METHOD USED TO DETERMINE THE SHORT ACCRUAL PERIOD ORIGINAL ISSUE DISCOUNT IS THE [●] METHOD.]

[FORM OF U.S. $ DENOMINATED NOTE/DEBENTURE]

No.	$ [●] [●]

MARTIN MARIETTA MATERIALS, INC.

[[●]%] [Floating Rate] [Zero Coupon] [Note] [Debenture] Due [●]

MARTIN MARIETTA MATERIALS, INC., a North Carolina corporation, for value received, hereby promises to pay to [●] [●] [●] [●] [●], or registered assigns, the principal sum of [●] Dollars on [●].

Interest Payment Dates: [●] and [●] [if applicable]

Record Dates: [●] and [●] [if applicable]

[Additional provisions of this [Note][Debenture] are set forth on the other side of this [Note] [Debenture]].

MARTIN MARIETTA MATERIALS, INC.

By:
[Officer]

Dated: Authenticated:

This in one of the Securities of the Series designated herein and referred to in the within-named Indenture.

                                                                                ,

as Trustee

By:
Authorized Officer

[If an Authenticating Agent has been appointed insert:

This is one of the Securities referred to in the within-mentioned Indenture.

                                                                                ,

as Trustee

By:
as Authenticating Agent

By:
Authorized Officer]